UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2024

MULTI SOLUTIONS II, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-12162	22-2418056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida 33137

(Address of Principal Executive Offices, including Zip Code)

(305) 579-8000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MUSS	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately following and contingent upon the closing (the “Closing”) of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 21, 2024, by and among Vector Group Ltd., JTI (US) Holding Inc., a Delaware corporation (“JTI US”) and Vapor Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of JTI US, J. Bryant Kirkland III resigned from his position as a member of the Board and all committees thereof. Such resignations from the Board were in connection with the transactions contemplated by the Merger Agreement and were not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices or any other matter.

Additionally, effective immediately following and contingent upon the Closing, J. Bryant Kirkland III resigned from his position as President of the Company, and Deborah Fasanelli resigned from her position as Secretary and Treasurer of the Company. Such resignations were in connection with the transactions contemplated by the Merger Agreement and were not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices or any other matter.

Effective immediately following and contingent upon the Closing, the Board filled the vacancy caused by the resignation of J. Bryant Kirkland III by appointing Lindsay Shain to the Board. The Board further appointed Lindsay Shain, age 44, to serve as President of the Company and Jason Melling, age 53, to serve as Secretary and Treasurer of the Company.

Lindsay Shain has served as Vice President of Legal of JTI US since 2021, and before that served as Senior Vice President and Deputy General Counsel of The Estée Lauder Companies Inc. since February 2006. Jason Melling has served as Vice President of People & Culture of JTI US since April 2022, and previously he served as Director of People & Culture of JT International Germany GmbH beginning in 2021 and Director of P&C Business Partner of Global Functions of JT International SA starting in April 2019.

Neither Lindsay Shain nor Jason Melling was selected pursuant to any arrangement or understanding between them and any other persons. There are no transactions between either Lindsay Shain or Jason Melling that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MULTI SOLUTIONS II, INC.

	By:	/s/ Lindsay Shain
Lindsay Shain
President

	By:	/s/ Jason Melling
Jason Melling
Secretary and Treasurer

Date: October 11, 2024